Ex 23.3

To The Board of Directors
Yi Wan Group, Inc.

                       Consent of Independent Accountants
                               Yi Wan Group, Inc.
                          Audited Financial Statements
                           December 31, 2000 and 1999
                           --------------------------

We consent to the incorporation in the Registration Statement of Yi Wan Group,
Inc. on Form 10 of our report dated February 26, 2001 on our audits of the financial statements of Yi Wan Group, Inc. and subsidiaries as of December 31,
2000 and 1999 and for the year and period then ended, which our report is incorporated in the Form 10 registration statement.

/s/ Moore Stephens Frazer and Torbet, LLP
Moore Stephens Frazer and Torbet, LLP

Walnut, California
December 26, 2001